AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON OCTOBER 7, 2002

REGISTRATION NO.

        SECURITIES AND EXCHANGE COMMISSION
             WASHINGTON, D.C. 20549
                  FORM SB-2

        REGISTRATION STATEMENT UNDER THE
            SECURITIES ACT OF 1933

               CAPITAL TECH, INC.
   (Exact name of registrant as specified in its charter)

  Colorado                      ###-##-####
 (State of    (Primary standard industrial    (I.R.S. employer
Incorporation) classification code number) identification number)

          8200 South Quebec Street, A-3 #125
          Centennial, Colorado 80112
                 720-529-9293
          (Address and telephone number of Registrant's principal executive offices)

          8200 South Quebec, A-3 #125
          Centennial, Colorado 80112
                 720-529-9293
 (Name, address, and telephone number of Agent for Service of Process)

                   Copies to:
               Jody M. Walker, Esq.
             7841 South Garfield Way
               Littleton, CO 80122
                 (303) 850-7637
           (303) 220-9902 - facsimile

Approximate Date of Commencement of Proposed Sale to the Public: Effective date of this Registration
Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, check the following box [ ]

                     CALCULATION OF REGISTRATION FEE

Title of Each Class                                                  Amount of
Securities to be            Shares to be   Valuation   Aggregate   Registration
Registered                  Registered     Per Share    Valuation       Fee
Common Shares                 2,000,000       $.50    $1,000,000      $250.00

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION
STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY
TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY
STATES THAT THIS REGISTRATION STATEMENT SHALL
THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE
ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SAID SECTION 8(a), MAY DETERMINE.

            CAPITAL TECH, INC.

                  $1,000,000

       A minimum of 200,000 Common Shares
          up to 2,000,000 Common Shares
           at $.50 per Common Share

      There is no minimum investment amount.

If we do not meet the minimum offering amount by December 31, 2003, we will promptly return all of the funds to investors.

The common shares are being offered on a self underwritten basis by Gary Rothwell and Richard
Schreck, officers and directors of Capital Tech and selected broker/dealers.

This is our initial public offering and no public
market current exists for our securities.   We have
not applied to be listed on any trading market or exchange.

An investment in our securities involves high risk.
Consider carefully the risk factors beginning on page 8 in the prospectus.

                               Per
                            Common Share          Total
Public Price                   $.50           $1,000,000
Proceeds to Capital Tech      $ .50           $1,000,000

Our officers and directors will sell the
securities.   Up to a 10% commissions will only be
paid if a registered broker-dealer sells our common shares.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Summary of the Offering                                          6
Risk Factors                                                     7
   Extremely minority interest by new investors
   We have not conducted any significant operations
   We do not currently have sufficient capital
   Our officers will only work part time
   Dependence on relationships with
   We may not be able to establish and maintain
      brand recognition
   We may be liable for any failure to protect customer's
      private information
   You will experience immediate dilution
Forward Looking Statements                                       8
CapitalTech                                                      9
Use of Proceeds                                                 11
Dilution                                                        13
Plan of Operation                                               13
Market for Common Equity and
  Related Stockholder Matters                                   16
Determination of Offering Price                                 17
Plan of Distribution                                            17
Management                                                      18
Principal Shareholders                                          21
Indemnification                                                 22
Certain Transactions                                            23
Description of Securities                                       23
Legal Matters                                                   24
Reports                                                         24
Financial Statements                                            25

              Summary Of The Offering

Corporate History   Capital Tech was originally
incorporated under the name Capital Tech.com, Inc.
on March 28, 2000 under the laws of the State of
Colorado.    On January 11, 2002, the name of the
corporation was changed to Capital Tech, Inc.

Capital Tech, Inc.'s principal executive and
administrative offices are located at 8200 S.
Quebec Street, A-3, #125, Centennial, Colorado
80112.   These offices consist of 250 square feet
and are provided free of charge by Gary Rothwell, an officer and director of Capital Tech.

Operations. Capital Tech provides consulting services that advise and support Internet-related enterprises. We assist in the reorganization of Internet-related enterprises that have previously allocated funds for development of technologies.

We will advise these companies on how to best utilize the information and technology they have already developed. We will assist them in enhancing themselves through associating with other like or similar companies to possibly salvage what it has already expended and to optimize their current financial structure.


Outstanding
   Securities          2,090,000 common shares

The Offering           A minimum of 200,000 common
                       shares up to a maximum of
                       2,000,000 common shares

Offering termination   December 31, 2003

Arbitrary Offering Price.   The aggregate offering
price and number of the common shares to be offered were arbitrarily determined by Capital Tech.

Plan of Distribution.   Richard Schreck and Gary
Rothwell, our officers and directors, are offering the common shares on a self-underwritten basis.
If a selected broker/dealer sells any common shares, standard commissions not to exceed 10% of the offering price will be paid.

Public Market    There is no public market for the
common shares.

Use of Proceeds   The proceeds from this offering
will be used for:
   -   Identification of potential clients -
         $350,000
   -   Marketing expenses - $100,000
   -   Salaries - $100,000
   -   Working capital - $311,222.

Capital Tech will use the net proceeds of the offering over the next twelve months.

No Commitment to purchase Common Shares.   No
commitment by anyone exists to purchase any of the common shares we are offering.

               Risk Factors

	1. Our principal shareholder, Ashley Martinez will
own approximately 51% of the common shares after
the offering.   You will have an extremely minority
interest in Capital Tech.

	There are currently 2,130,000 common shares
outstanding.   Ms. Martinez owns 2,090,000 of those
common shares or 98% of the total outstanding
common shares.  Assuming we sell all of the
2,000,000 common shares, Ashley Martinez will still
own 50.61% of the common shares.   You will have an
extreme minority interest in Capital Tech and will not be able to influence the election of directors or other corporate matters.

	2.   We have not conducted any significant
operations to date and have not generated any revenues.

Since our incorporation, our activities have been
principally devoted to positioning ourselves to
achieve our business objectives.  We have had
minimal operating revenue to date and expect to
incur losses and administrative expenses until we
raise at least $100,000, begin the sales of our
products or we receive revenues from any of our
proposed operations.   We have an accumulated
deficit since inception of $(7,515).

3.   We do not currently have sufficient capital to
meet our financial needs for the next twelve
months.    We may never become profitable.

	Although we will only need minimal of capital to
complete our business plan, we do not currently
have sufficient capital to meet our financial needs
for the next twelve months.  If we do not raise
even minimal funds, our officers and directors have
	orally agreed to provide the funds necessary to
maintain operations, not to exceed $20,000.   If
operations require more than $20,000, we may not be able to continue operations.

4. Our officers will only work part time for Capital Tech. Operations may not increase due to their limited involvement.

Mr. Rothwell and Mr. Schreck will only be required
to work 20 hours per week for Capital Tech.   We
may not be able to increase operations due to the limited time availability by our officers which could reduce our profitability.

5. You will experience immediate dilution of at least 60% of your investment if we raise the entire offering amount.

Immediately after the offering, if we raise the
entire amount, the book value per common share will
be $.30 or 60% less than the offering price.   If
we raise only the minimum amount, the book value
per common share will be $.48 or 96% less than the
offering price.   Additionally, our need for
additional financing could further dilute your interest.

6. If our securities have no active trading market, you may not be able to sell your common shares easily.

We have not applied for listing on any exchange.
We do not have a public market for our securities, nor can we assure you that a public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

           Forward-Looking Statements

The statements contained in this prospectus that
are not historical fact are forward-looking
statements which can be identified by the use of
forward-looking terminology such as "believes,"
"expects," "may," "will," "should," or
"anticipates" or the negative thereof or other
variations thereon or comparable terminology, or by
discussions of strategy that involve risks and
uncertainties.   We have made the forward-looking
statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are effected by significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Capital Tech, and results achieved during the period covered by any particular projections and other forward-looking statements, should not be regarded as a representation by Capital Tech, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

               Capital Tech

Capital Tech's principal executive and
administrative offices are located at 8200 S.
Quebec Street, A-3, #125, Centennial, Colorado
80112.   These offices consist of 250 square feet
and are provided free of charge by Gary Rothwell, an officer and director of Capital Tech.

Business Activities.   Capital Tech provides
consulting services that advise and support
Internet-related enterprises. We assist in the reorganization of Internet-related enterprises that have previously allocated funds for development of technologies

We will advise these companies on how to best utilize the information and technology they have already developed. We will assist them in enhancing themselves through associating with other like or similar companies to possibly salvage what it has already expended and to optimize their current financial structure.

We offer the following business development support and advisory services:
   -   strategic guidance
   -   branding and business positioning
   -   rapid product or service deployment support
   -   human resources services
   -   back-office support services, and

   -   access to other portfolio companies'
          - ideas
          - technologies
          - products and services.

We will develop a monitoring system to track financial transactions and systematically provide the information to the companies for analysis of problem areas such as cash flow and inventory as they relate to the company.

We intend to offer a full line of on-line consulting services, including, but not limited to:
   - web sites to the Internet industry-design and development
   -   on-line research and development
   -   available technologies
   - assistance to place or sell internet related knowledge

The services will be fee based for yet to be determined amounts.

We will also generate revenues by fees to client companies for specific services.

We will initially concentrate on the state of Colorado and then expand according to additional states as needed.

Richard Schreck will run the day to day operations
of Capital Tech and Gary Rothwell will assist Mr.
Schreck.   Both individuals have significant
contacts within the industry.

They will only be required work part time (20 hours per week) for Capital Tech.

Business Strategy.   We will utilize the expertise
of our principal officers to develop consulting
opportunities.   Each individual will use his
previous business contacts to develop potential
opportunities.   Additionally, we shall sell our
services through our employees and authorized
representatives.   Our management has extensive
experience in the Internet industry.

Marketing Strategy.   We will use hotlinks with
different established websites to display Internet banners on the their home web page.

We will also use other inexpensive advertising.  We
will seek clients that have expended capital to
create proprietary knowledge and information but
lack the resources to properly market their product
or information   We will commence negotiations with
the various established websites in the near future so that the marketing can commence upon successful completion of this offering.

Competition.   We will compete by price and
service.   The prices or price ranges for our
products and service will vary depending on services provided.

The market for business strategy services is highly
competitive and competition is expected to continue
to increase significantly.   There are no
substantial barriers to entry in these markets, and
we expect that competition will continue to
intensify.   Although we currently believe that the
diverse segments of this business will provide opportunities for more than one supplier of products and services similar to ours, it is possible that a single supplier may dominate one or more market segments. We will compete with many other providers of similar services.

Government Regulation.   There are no applicable
regulations for our services.

              Use of Proceeds

Assuming $100,000 or $1,000,000 of the common shares are sold, the net proceeds of the offering will be used as set forth in the following tables.
We may not raise sufficient capital to expand our operations.

                        Assuming                            Assuming
                      $100,000 raised        %         $1,000,000 raised          %
Gross proceeds         $  100,000           100.00%          $1,000,000        100.00%
Commissions                10,000            10.00%             100,000         10.00%
Offering expenses          38,778            38.78%              38,778          3.88%
                       ----------        ----------         -----------      ---------
Net proceeds           $   51,222            51.22%          $  861,222         86.12%
Identification of
  Potential clients        25,000            25.00%             350,000         35.00
Marketing                  15,000            15.00%             100,000         10.00%
Salaries                        0             0.00%             100,000         10.00%
Working Capital            11,222            11.22%             311,222         31.12%

      Total Expended   $   51,222            51.22%          $  861,222         86.12%

Working capital for the maximum offering amount
includes
   -  supplies                 $ 15,000
   -  telephone                $  5,000
   -  miscellaneous            $  5,000
   -  SEC reporting expenses   $ 10,000
   -  cash reserve             $276,222

The cash reserve will not be needed in the next
twelve months but will be used thereafter for
   -   advertising                 - $25,000; and
   -   expansion into immediate and
         adjacent states           - $250,222

Any additional amounts raised between the minimum and the maximum will be utilized on a pro rata basis on the areas listed above.

Although we will only need minimal of capital to
complete our business plan, we do not currently
have sufficient capital to meet our financial needs
for the next twelve months.  If we do not raise
even minimal funds, our officers and directors have
orally agreed to provide the funds necessary to
maintain operations, not to exceed $20,000.   These
amounts will be through a no interest loan with no specific payback provisions.

Capital Tech anticipates that the proceeds from this offering, together with projected cash flow from operations, will be sufficient to meet estimated capital expenditures for the next twelve months. If cash flows do not develop as anticipated, Capital Tech will be required to try to obtain additional sources of capital, yet to be identified.

The actual allocation of funds will depend on Capital Tech's success and growth. If results do not meet our requirements, we will reallocate the proceeds among the other contemplated uses of proceeds, as prudent business practices dictate.

Pending application by Capital Tech of the net proceeds of this offering, such proceeds will be invested in short-term, interest-bearing instruments.

                  Dilution

Persons purchasing common shares in this offering will suffer a substantial and immediate dilution to the net tangible book value of their common shares below the public offering price.

The following table illustrates the per common share dilution as of the date of this prospectus, which may be experienced by investors upon reaching the levels as described below.

Assuming $100,000 raised

Offering price                                                                   $.50
Net tangible book value per common share before offering      $0.00
Increase per Share attributable to investors                  $0.02
                                                              -----
Pro Forma net tangible book value per common
   share after offering                                                          $.02
                                                                                 ----
Dilution to investors                                                            $.48
Dilution as a percent of offering price                         96%

Assuming $1,000,000 raised

Offering price                                                                   $.50
Net tangible book value per common share before offering      $0.00
Increase per Share attributable to investors                  $0.20
                                                              -----
Pro Forma net tangible book value per common
   share after offering                                                          $.20
                                                                                -----
Dilution to investors                                                            $.30
Dilution as a percent of offering price                          60%

Further Dilution. We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of our common shares and investors in this offering upon conversion.

             Plan of Operation

Capital and Source of Liquidity. All of the initial working capital has been obtained from the sale of common shares to the current officers, directors and principal shareholder and loans from a prior shareholder no longer affiliated with

Capital Tech.    Capital Tech does not require
substantial capital to expand our current and strategic business plans.

For the six months ended June 30, 2002 and 2001, Capital Tech did not pursue any investing activities.

For the years ended December 31, 2001 and for the period from inception to December 31, 2000, Capital
Tech did not pursue any investing activities.

For the six months ended June 30, 2002, Capital
Tech repaid related party loans of $1,016 resulting in net cash provided by financing activities.

For the six months ended June 30, 2001, Capital
Tech did not pursue any financing activities.

For the year ended December 31, 2001, Capital Tech received loans from a related party of $22,000 and repaid the related party $18,634 resulting in net cash provided by financing activities. As a result, net cash provided by financing activities for the year ended December 31, 2001 was $3,366.

For the year ended December 31, 2000, Capital Tech sold common stock for cash of $2,290, received loans from a related party of $3,209 and repaid $25 of those related party loans. As a result, net cash provided by financing activities of $5,474 for the year ended December 31, 2000.

We currently have no working capital and will rely
on loans from our officers and directors to
continue operations until completion of the
offering.   Capital Tech requires these additional
loans and proceeds from this offering to expand our current and strategic business plans.

On a long-term basis, liquidity is dependent on
commencement of operation and receipt of revenues,
additional infusions of capital, and debt
financing.   Capital Tech believes that related
party loans and proceeds from this offering in the short term will allow Capital Tech to increase its marketing and sales efforts and thereafter result in revenue and greater liquidity in the long term.
However, there can be no assurance that Capital
Tech will be able to obtain additional equity or debt financing in the future, if at all.

Results of Operations.   For the six months ended
June 30, 2002 and 2001, Capital Tech did not receive any revenues from operations.

For the six months ended June 30, 2002, Capital
Tech had expenses of $567 consisting of
professional fees of $550 and other expenses of $17.

For the six months ended June 30, 2001, Capital
Tech incurred other expenses of $17.

For the year ended December 31, 2001, Capital Tech did not receive any revenues from operations and incurred expenses of $3,484 during that period.

Expenses for the year ended December 31, 2001, Capital Tech had consulting expense - related party of $3,366 and other expenses of $118.

For the year ended December 31, 2000, Capital Tech did not receive any revenues from operations and incurred expenses of $3,542 during that period.

Expenses for the year ended December 31, 2000, Capital Tech had professional fees of $2,856, web site design expense - related party of $667 and other expenses of $19.

Plan of Operation.   Capital Tech is in the
development stage and has not conducted any
significant operations to date or received
operating revenues.  Capital Tech can satisfy our
cash requirements in the next 24-36 months if we
can successfully complete this offering or through
loans from our officers and directors.     We will
not need to conduct any research and development regarding our business plan.

The cash reserves of $276,222 if we obtain the maximum offering amount will not be needed in the next twelve months but will be used thereafter for further expansion of the business.

Officers and directors have agreed to provide the minimal funds we require to maintain operations through no interest loans not to exceed $20,000.
There are no specific repayment terms.

Over the next twelve months, we will
   -   identify our potential clients
   -   market our services to these clients
   -   negotiate service contracts
   -   provide services

The failure to do any of the above will not cause us to change our business plan or business focus.

Upon funding the minimum offering, the use of
proceeds shall be utilized on a pro rata basis for
the purposes described.   On a local basis, we will
begin locating and marketing ($15,000) for the
services of Capital Tech.   We will place ads with
local area newspapers and on the Internet.
Nominal expenses will be paid to obtain greater exposure of our services.

As we begin to generate revenues, we shall review
advertising expansion options in other cities and
other states.   As funding allows, we would conduct
similar advertising activities as we had on the local level.

Other than described in the use of proceeds
section, we do not expect to purchase any plant or
significant equipment.   If the offering is
successful, we do not expect significant changes in the number of employees to conduct operations.

We will not have to raise additional funds before June 2003.

Capital Tech may experience problems; delays, expenses, and difficulties sometimes encountered by an enterprise in Capital Tech's stage of development, many of which are beyond Capital
Tech's control. These include, but are not limited to, unanticipated problems relating to the development of the system, manufacturing costs, production and marketing problems, additional costs and expenses that may exceed current estimates, and competition.


      Market for Common Equity and
      Related Stockholder Matters

At the present time, there is no market for our common shares.

We have three holders of record.

Since inception we have not paid any dividends. We intend to use any profits for operations and do not intend to pay dividends.

If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements of Rule
15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure
in connection with any trades involving a "penny
stock", including the delivery, prior to any penny
stock transaction, of a disclosure schedule
explaining the penny stock market and its
associated risks. These requirements severely limit
the liquidity of the common stock in the secondary
market because few broker or dealers are likely to
undertake compliance activities. Generally, the
term penny stock refers to a stock with a market
price of less than $5.00 per share.   A market in
our stock may never develop due to these restrictions.

         Determination of Offering Price

The offering price of the common shares were arbitrarily determined by Capital Tech without any consideration of the actual value of our company or what the market might pay for our stock.


           Plan of Distribution

Plan of Distribution.  The common shares are being
offered on a self underwritten basis by Gary
Rothwell and Richard Schreck, officers and
directors of Capital Tech and selected
broker/dealers.   Consequently, there may be less
due diligence performed in conjunction with this
offering than would be performed in an underwritten
offering.   Although they are associated persons of
us as that term is defined in Rule 3a4-1 under the Exchange Act, they are deemed not to be a broker for the following reasons:

   -   They are not subject to a statutory
disqualification under the Exchange Act at the time of their participation in the sale of our securities.

   -   They will not be compensation for their
participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

   -   They are not an associated person of a
broker or dealer at the time of their participation in the sale of our securities.

As of the date of this prospectus, no broker has
been retained by us for the sale of securities
being offered.   In the event a broker who may be
deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Management, principal shareholders or their affiliates may not acquire common shares in the offering.

The common shares may be offered by selected
broker/dealers.   Selected broker/dealers, if any,
will receive the standard industry commission not to exceed 10% of the offering price.

Offering Period. The offering period will commence on the date of this prospectus and will terminate on December 31, 2003.

                        Management

Executive Officers and Directors

Our executive officers and directors and their business experience follows:

Name                            Position                 Period Served
Richard Schreck, age 47    President/Treasurer/Director Inception to
                                                           present

Gary Rothwell, age 63      Vice President/Secretary      June 2002
                                  Director                present

Resumes:

Richard Schreck.   Mr. Schreck has been president,
secretary-treasurer and a director of Capital Tech
since its inception.   He is a real estate broker
with a wide variety of contacts and financial
knowledge in the real estate business.   For the
past two years, he has been a vice president,
brokerage, for Fuller and Company, a real estate
brokerage firm in Denver, Colorado.   Prior to
that, he was associated with Grubb & Ellis from
1992 until he joined Fuller and Company.   Since
1999, he has also been a director of Centennial
Banc Share Corp., a public mortgage company.   From

1996 to 1999, he was also a director of Centennial
Banc Share Corp., a public mortgage company.   Mr.
Schreck obtained a bachelor's degree in
organizational behavior from Miami University in 1973.

Gary Rothwell.   Mr. Rothwell has been vice
president, secretary and director of Capital Tech
since June 2002.   Mr. Rothwell has been secretary,
treasurer and a director of Email Mortgage, are a
direct facilitator to wholesale banks since its
inception since March 2000.   From 1997 to present,
Mr. Rothwell has been involved in various aspects
of the home mortgage business for over 20 years.
In 1977, he was the president and founder of G & E
builders, Inc., an enterprise focused on the
building, marketing and sale of custom homes.   In
1983 he was issued a Series 7; general securities, and a Series 24; general securities principals license.

In 1990, he became the sales manager for Yorkshire
Real Estate.   His duties included the hiring and
training of real estate agents, advertising, public relations and real estate loan applications, with follow through from origination to closing.

Mr. Rothwell has been the owner of Tiffany Real
Estate since 1993.   Tiffany Real Estate is a full
service real estate company dedicated to providing customers with a complete program to fit their needs when buying a home.

In 1997, Mr. Rothwell began working in the
residential mortgage lending business.   He has
worked with lenders such as:
?	Service Mortgage Corp
?	Total Mortgage Professionals
?	Mortgage Processing Services, and
?	Mortgage 2000

He has been president of Merit Mortgage Corp. since
1997.

Mr. Schreck and Mr. Rothwell will only be required work part time (20 hours per week) for Capital
Tech.

Remuneration.  To date, no compensation has been
paid to the officers of Capital Tech.   Upon
successful completion of the offering, we will enter into written employment agreements with our current officers and key employees yet to be named.

	None of our officers and/or directors has received
any compensation for their respective services
rendered unto us. They all have agreed to act
without compensation.   As of the date of this
registration statement, we have no funds available
to pay directors.   Further, none of the directors
are accruing or will accrue any compensation pursuant to any agreement with us.

Employee Incentive Stock Option Plan. The shareholders and the directors, at their organizational meeting, adopted an employee incentive stock option plan pursuant to the regulations of the Internal Revenue Service. The plan provides for a pool of authorized, but unissued common shares to be reserved for issuing to key executives, employees and consultants pursuant to the plan. Up to 1,000,000 options may be granted. The board of directors plans to elect a compensation committee to award the options from time to time. Committee members may not be grantees while serving.

              Principal Shareholders

The following sets forth the beneficial ownership of the common stock of Capital Tech by each of Capital Tech's directors and executive officers, and as a group. The beneficial owner has sole voting and investment power with respect to the Securities indicated.

There are currently 2,130,000 common shares outstanding.

The following tabulates holdings of common shares of Capital Tech (on a fully diluted basis) by each person who, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Capital Tech individually and as a group.

                                                Percentage of
                       Number & Class           Common Shares
Name and Address          of Shares     Prior to offering    After offering
Richard Schreck            20,000                .94%             .48%
8200 S. Quebec Street
A-3, #125
Centennial CO 80112




Gary Rothwell               20,000                .94%            .48%
8200 South Quebec Street,
  A-3 #125
Centennial, Colorado 80112

All Directors & Officers
as a group (2 persons)

Ashley Martinez          2,090,000             98.12%           50.61%
115 East Main
Lawrence, Colorado 84632

Pursuant to Rule 13d-3 under the Securities
Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power
(including the power to dispose or direct the disposition) with respect to a security, whether through a contract, arrangement, understanding, relationship, or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned.

Mr. Schreck and Mr. Rothwell would be deemed to be a promoters of Capital Tech.

We do not know of any arrangements, including any pledge by any personnel, which would result in a change of control of Capital Tech.

                Indemnification

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against liability under the Securities Act of 1933.
The Colorado Corporation Code allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.

Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the company. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel;

or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Colorado law are met, officers, directors, employees, and agents of Capital Tech may be indemnified against any cost, loss, or expense arising out of any liability under the '33
Act. Insofar as indemnification for liabilities arising under the '33 Act may be permitted to directors, officers and controlling persons of Capital Tech. Capital Tech has been advised that in the opinion of the Securities and Exchange
Commission, such indemnification is against public policy and is, therefore, unenforceable.

                 Certain Transactions

Current officers, directors and promoters paid cash of $.001 per common share

Richard Schreck            20,000 common shares
Gary Rothwell              20,000 common shares


            Description of Securities

Capital Tech is authorized to issue 100,000,000 common shares, $.001 par value per share and 10,000,000 preferred shares, $.001 par value per share. As of the date hereof, there are 2,130,000 common shares outstanding and no preferred shares outstanding.

Holders of common shares of Capital Tech are
entitled to cast one vote for each share held at
all shareholders meetings for all purposes.   There
are no cumulative voting rights. Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Capital Tech legally available for distribution to shareholders after the payment of all debts and other liabilities. Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. All outstanding common shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.

There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. Capital Tech has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Capital Tech. Accordingly, future dividends, if any, will depend upon our need for working capital and its financial conditions at the time.

Preferred Stock.   Capital Tech is authorized to
issue 10,000,000 shares of preferred stock, par value of $.001.

Authorized stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the consideration for which have been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further payment thereon.

The capital stock of Capital Tech, after the amount of the subscription price or par value has been paid in full shall be non-assessible.

There are not anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Transfer Agent. Corporate Stock Transfer located in
Denver, Colorado acts as the transfer agent for Capital Tech.


              Legal Matters

All legal matters with respect to the issuance of the securities offered hereby will be passed upon by the law firm of Jody M. Walker, Littleton, Colorado.

There is no litigation pending or, to our knowledge, threatened to which the property of Capital Tech is subject or to which Capital Tech may be a party. No such proceedings are known to be contemplated by governmental authorities or any other parties.

               Reports

Pursuant to the Rules and Regulations of the Securities and Exchange Commission, we will provide our Investors with Annual Reports containing audited financial statements, together with
Quarterly Reports containing unaudited financial statements and Interim Reports containing information regarding relevant information about the operations of Capital Tech.

                   Capital Tech, Inc.
                (A Development Stage Company)
                        Balance Sheet
                        June 30, 2002
                         (Unaudited)

                           ASSETS

Current assets:                                                     2002
  Cash                                                        $     1,309
                                                              -----------
      Total current assets                                          1,309
                                                              -----------
                                                              $     1,309
                                                              ===========
                    STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                              $     550
                                                                ---------
      Total current liabilities                                       550

Loans from related parties                                          5,984


Stockholders' equity:
 Preferred stock, $.01 par value,
  10,000,000 shares authorized, no shares
  issued and outstanding                                              -

 Common stock, $.001 par value,
  100,000,000 shares authorized, 2,110,000
  shares issued and outstanding                                     2,110
 Additional paid in capital                                           180
 (Deficit) accumulated during
  development stage                                                (7,515)
                                                                ---------
                                                                   (5,225)
                                                                ---------
                                                                $   1,309
                                                                =========

See accompanying notes to financial statements.

                  Capital Tech, Inc.
              (A Development Stage Company)
                 Statement of Operations
       Six Months Ended June 30, 2002 and 2001 and
For the Period From Inception (March 28, 2000) to June 30, 2002
                       (Unaudited)

                                                                      Period From
                                                   Six Months Ended    Inception To
                                                       June 30,          June 30,
                                                2002            2001        2002
                                                --------------------    ------------
Operating expenses:
  Professional fees                         $     550      $      -       $   3,406
  Consulting expense - related party                -             -           3,366
  Web site design expense - related party           -             -             667
  Other expenses                                   17            40             154
                                            ---------     ---------       ---------
                                                  567            40           7,593
Other income and expense:
  Interest income                                   6            23              77
                                            ---------     ---------       ---------

(Loss from operations) and net (loss)       $    (561)    $     (17)      $  (7,515)
                                            =========     =========       =========
Per share information:
 Basic and diluted (loss) per common share  $   (0.00)    $   (0.00)      $   (0.00)
                                            =========     =========       =========
 Weighted average shares outstanding        2,110,000     2,110,000       2,110,000
                                            =========     =========       =========


   See accompanying notes to financial statements.

           Capital Tech, Inc.
       (A Development Stage Company)
          Statement of Cash Flows
 Six Months Ended June 30, 2002 and 2001 and
For the Period From Inception (March 28, 2000)
              to June 30, 2002
               (Unaudited)

                                                                          Period From
                                                  Six Months Ended       Inception To
                                                      June 30,              June 30,
                                               2002             2001          2002
                                              -----------------------     ------------
Net income (loss)                            $   (561)        $   (17)     $ (7,515)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Expenses paid by related party                   -               -           450
  Changes in assets and liabilities:
   Increase in accounts payable                   550               -           550
                                             --------        --------      --------
   Total adjustments                              550               -         1,000
                                             --------        --------      --------
  Net cash provided by (used in)
   operating activities                           (11)            (17)       (6,515)

Cash flows from financing activities:
   Common stock sold for cash                       -               -         2,290
   Loans from related party                         -               -        25,209
   Repayment of related party loans            (1,016)              -       (19,675)
                                             --------        --------      --------
  Net cash provided by (used in)
   financing activities                        (1,016)              -         7,824
                                             --------        --------      --------
Increase (decrease) in cash                    (1,027)            (17)        1,309
Cash and cash equivalents,
 beginning of period                            2,336           2,390             -
                                             --------        --------      --------
Cash and cash equivalents,
 end of period                               $  1,309        $  2,373      $  1,309

See accompanying notes to financial statements.

Capital Tech, Inc.
Notes to Unaudited Financial Statements
June 30, 2002

Basis of presentation

The accompanying unaudited financial
statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions incorporated in Regulation SB of the Securities and Exchange Commission.
Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments
(consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements should be read in conjunction with the Company's financial statements for the year ended December 31, 2001 included elsewhere herein.

Basic loss per share was computed using the weighted average number of common shares outstanding.

During the six months ended June 30, 2002, the Company repaid part of an advance from a related party amounting to $1,016 and the Company had an outstanding advance balance due the related party of $5,984 at June 30, 2002.

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
Capital Tech, Inc.
(A Development Stage Company)

We have audited the balance sheet of
Capital Tech, Inc. as of December 31, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the two years then ended and for the period from inception (March 28, 2000) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the
accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Capital Tech, Inc. as of December 31,
2001, and the results of its operations and cash flows for the two years then ended and for the period from inception (March 28, 2000) to December 31, 2001, in conformity with generally accepted accounting principles.


James E. Scheifley & Associates, P.C.
Certified Public Accountants

Dillon, Colorado
April 15, 2002

       Capital Tech, Inc.
    (A Development Stage Company)
           Balance Sheet
        December 31, 2001

                           ASSETS

Current assets:                                                     2001
  Cash                                                          $   2,336
                                                               ----------
      Total current assets                                          2,336
                                                               ----------
                                                                $   2,336
                                                              ===========
                    STOCKHOLDERS' EQUITY
Current liabilities:
      Total current liabilities                                 $       -

Loans from related parties                                          7,000

Commitments and contingencies (Note 3)

Stockholders' equity:
 Preferred stock, $.01 par value,
  10,000,000 shares authorized, no shares
  issued and outstanding                                                -

 Common stock, $.001 par value,
  100,000,000 shares authorized, 2,110,000
  shares issued and outstanding                                     2,110
 Additional paid in capital                                           180
 (Deficit) accumulated during
  development stage                                                (6,954)
                                                              -----------
                                                                   (4,664)
                                                              -----------
                                                                $   2,336
                                                              ===========


See accompanying notes to financial statements.

             Capital Tech, Inc.
         (A Development Stage Company)
            Statement of Operations
  Years Ended December 31, 2001 and 2000 and
For the Period From Inception (March 28, 2000)
             to December 31, 2001

                                                                     Period From
                                                   Year Ended       Inception To
                                                  December 31,       December 31,
                                              2001            2000       2001
                                              --------------------   ------------
Operating expenses:
  Professional fees                           $      -    $  2,856     $  2,856
  Consulting expense - related party             3,366           -        3,366
  Web site design expense - related party            -         667          667
  Other expenses                                   118          19          137
                                              --------    --------     --------
                                                 3,484       3,542        7,026
Other income and expense:
  Interest income                                   63           8           71
                                              --------    --------     --------

(Loss from operations) and net (loss)         $ (3,420)   $ (3,534)    $ (6,954)
                                              ========    ========     ========

Per share information:
 Basic and diluted (loss) per common share    $  (0.00)   $  (0.00)    $  (0.00)
                                              ========    ========     ========

 Weighted average shares outstanding         2,110,000   2,110,000    2,110,000
                                             =========   =========    =========


See accompanying notes to financial statements.

         Capital Tech, Inc.
      (A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the Period From Inception (March 28, 2000)
         to December 31, 2001

                                                                  Deficit
                                                 Additional     Accumulated
                               Common Stock        Paid-in     During Develop-
  ACTIVITY                  Shares      Amount     Capital       ment Stage     Total
                            ------      ------     -------      --------------  -----
Shares issued for cash
  March 2000 @ $.001       2,090,000   $  2,090    $     -        $       -   $ 2,090
  March 2000 @ $.01           20,000         20        180                -       200

Capital contribution by
  shareholder                      -          -          -                -         -

Net (loss) for the period
 ended December 31, 2000           -          -          -           (3,534)   (3,534)
                           ---------   --------    -------         --------   -------
Balance, December 31, 2000 2,110,000      2,110        180           (3,534)   (1,244)

Net (loss) for the period
 ended December 31, 2001           -          -          -           (3,420)   (3,420)
                           ---------   --------    -------         --------   -------
Balance, December 31,
  2001                     2,110,000   $  2,110    $   180         $ (6,954)  $(4,664)


See accompanying notes to financial statements.

         Capital Tech.com, Inc.
     (A Development Stage Company)
        Statement of Cash Flows
Years Ended December 31, 2001 and 2000 and
For the Period From Inception (March 28, 2000)
          to December 31, 2001

                                                                     Period From
                                                   Year Ended       Inception To
                                                  December 31,       December 31,
                                              2001            2000       2001
                                              --------------------   ------------
Net income (loss)                           $(3,420)        $(3,534)   $(6,954)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Expenses paid by related party                 -             450        450
                                            -------         -------    -------
  Total adjustments                               -             450        450
                                            -------         -------    -------
  Net cash provided by (used in)
   operating activities                      (3,420)         (3,084)    (6,504)


Cash flows from financing activities:
   Common stock sold for cash                     -           2,290      2,290
   Loans from related party                  22,000           3,209     25,209
   Repayment of related party loans         (18,634)            (25)   (18,659)
                                            -------         -------    -------
  Net cash provided by (used in)
   financing activities                       3,366           5,474      8,840
                                            -------         -------    -------
Increase (decrease) in cash                     (54)          2,390      2,336
Cash and cash equivalents,
 beginning of period                          2,390               -          -
                                            -------         -------    -------
Cash and cash equivalents,
end of period                               $ 2,336         $ 2,390    $ 2,336

See accompanying notes to financial statements.

       Capital Tech, Inc.
   (A Development Stage Company)
      Statement of Cash Flows
Years Ended December 31, 2001 and 2000 and
For the Period From Inception (March 28, 2000)
         to December 31, 2001

                                                                     Period From
                                                   Year Ended       Inception To
                                                  December 31,       December 31,
                                              2001            2000       2001
                                              --------------------   ------------

Supplemental cash flow information:
   Cash paid for interest                   $     -          $     -    $     -
   Cash paid for income taxes               $     -          $     -    $     -



See accompanying notes to financial statements.

Capital Tech, Inc.
Notes to Financial Statements
December 31, 2001


Note 1. Organization and Summary of
Significant Accounting Policies.

The Company was incorporated in Colorado on March 28, 2000 and began operations on May
11, 2000. The Company's activities to date have been limited to organization and capital formation. The Company plans to engage in the residential mortgage business via the use of an internet website. The
Company has chosen December 31st as the end of its fiscal year.

     Revenue Recognition:
Revenue is recognized at the time the
service is performed.

     Loss per share:
Basic Earnings per Share ("EPS") is
computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the
Company's common stock at the average
market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

      Cash:
For purposes of the statement of cash
flows, the Company considers all highly
liquid debt instruments purchased with
maturity of three months or less to be cash equivalents.

    Estimates:
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates

     Fair Value of Financial Instruments
The Company's short-term financial
instruments consist of cash and cash
equivalents and accounts payable.  The
carrying amounts of these financial
instruments approximate fair value because
of their short-term maturities.   Financial
instruments that potentially subject the
Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance
Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments

	Intangible Assets and Long Lived
Assets:
The Company makes reviews for the
impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Company for the period ended December 31, 2001.

     Stock-based Compensation
The Company adopted Statement of Financial
Accounting Standard No. 123 (FAS 123),
Accounting for Stock-Based Compensation
beginning with the Company's first quarter of 1996. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees.

Stock based compensation paid by the
Company during the period ended December
31, 2001is disclosed in Note 3.

New Accounting Pronouncements

In June 2001, the Financial Accounting
Standards Board issued SFAS No. 141,
Business Combinations ("SFAS 141), which is required to be adopted for business combinations initiated after June 30, 2001.
SFAS 141 prohibits the use of the pooling of interest method of accounting.

Management believes that the adoption of SFAS No. 141 has had no impact on the Company for the year ended December 31, 2001.

In June 2001, the Financial Accounting
Standards Board issued SFAS No. 142,
Goodwill and Other Intangible Assets ("SFAS
142), which is required to be adopted for fiscal years beginning after December 15, 2001. The Company plans to adopt SFAS 142 during the first quarter of its 2002 fiscal year. SFAS 142 establishes accounting rules for recording goodwill and other intangible assets. It prohibits the amortization of goodwill and intangible assets that have an indefinite useful life.
Such assets are required to be tested for impairment on an annual basis. Company plans to follow the requirements of SFAS
142 to account for any merger that it may enter into.

Management believes that the adoption of SFAS No. 142 has had no impact on the Company for the year ended December 31, 2001.

In August 2001, the Financial Accounting
Standards Board issued SFAS No. 144,
Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which is required to be adopted for fiscal years beginning after December 15, 2001. SFAS
144 establishes accounting rules for
recognition and measurement of impairment losses of certain long-lived assets.

Management believes that the adoption of SFAS No. 144 has had no impact on the Company for the year ended In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the
Impairment or Disposal of Long-Lived Assets
(SFAS 144), which is required to be adopted for fiscal years beginning after December
15, 2001. SFAS 144 establishes accounting rules for recognition and measurement of impairment losses of certain long-lived assets.

Management believes that the adoption of SFAS No. 144 has had no impact on the Company for the year ended December 31, 2001.

Note 2.  Stockholders' Equity.

During May 2000, the Company issued
2,090,000 shares of it's restricted common stock for cash to an entity controlled by an individual who also controls an entity that has made cash and other advances to the Company. The shares were valued at $.001 per share for an aggregate of $2,090.

During May 2000, the Company issued 20,000 shares of common stock to an officer of the Company for cash aggregating $200.

Note 3. Commitments and contingencies

The officers and directors of the Company are involved in other business activities and may become involved in other business activities in the future. Such business activities may conflict with the activities of the Company. The Company has not formulated a policy for the resolution of any such conflicts that may arise.

Note 4. Income Taxes

Deferred income taxes may arise from
temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company had no significant deferred tax items arise during any of the periods presented.

The Company has not provided for income
taxes during the years ended December 31, 2001 and 2000 as a result of operating losses. The Company has a net operating loss carryforward at December 31, 2001 of approximately $7,000 which will expire if unused in 2021. The Company has fully reserved the deferred tax asset
(approximately $1,050) that would arise
from the loss carryforward since the
Company cannot predict a level of
operations that would assure the
utilization of the loss in future periods.

Note 5. Related Party Transactions

An individual who controls the entity that owns the majority of the Company's outstanding common stock also controls an entity that has advanced funds to the Company and has paid expenses in behalf of the Company.

During the year ended December 31, 2000, the entity advanced $3,209 in cash to the Company and paid expenses in behalf of the Company aggregating $450. The balance was repaid in full during the year ended
December 31, 2001.

During October 2001 the Company received a
$22,000 cash advance from an affiliated
Company and paid expenses if favor of the affiliate amounting to $15,000. The net balance due to the affiliate at December
31, 2001 amounted to $7,000.

                   Part II
      Information Not Required in Prospectus

Item 24.  Indemnification of Directors and Officers

The Colorado Corporation Code grants to Capital
Tech the power to indemnify the officers and directors of Capital Tech, under certain circumstances and under certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Capital Tech and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

Our bylaws provide as follows:

Capital Tech shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of Capital Tech, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of Capital
Tech or is or was serving at the request of Capital
Tech as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interest of Capital Tech and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of Capital Tech and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Capital Tech shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of Capital Tech to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Capital Tech or is or was serving at the request of Capital Tech as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of Capital Tech; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to Capital Tech unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

To the extent that a director, officer, employee, fiduciary or agent of Capital Tech has been successful on the merits in defense of any action, suit, or proceeding referred to in the first two paragraphs of this Article VII or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under the first two paragraphs of this Article VII (unless ordered by a court) shall be made by Capital Tech only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said first two paragraphs.
Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the shareholders.

Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by Capital Tech in advance of the final disposition of such action, suit, or proceeding as authorized in this Article VII upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by Capital Tech as authorized in this Article VII.

The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Capital
Tech or who is or was serving at the request of Capital Tech as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not Capital Tech would have the power to indemnify him against such liability under the provisions of this
Article VII.

Item 25.  Other Expenses of Issuance and
Distribution

Expenses in connection with the issuance and distribution of the common stock being registered hereunder other than underwriting commissions and expenses are estimated below.

Registration fee                      $  250.00
Printing expenses                      5,000.00
Accounting fees and expenses           5,000.00
Legal fees and expenses               20,000.00
State securities law fees
   and expenses                        5,000.00
Stock Transfer Escrow Agent Fees       1,500.00
Miscellaneous expenses                 2,000.00
                                      ---------
Total                                $38,750.00
                                     ==========

Item 26.  Recent Sales of Unregistered Securities

Since inception, Capital Tech issued 2,090,000 common shares for consideration of $.001 per common share to:

Advanced Funding     2,090,000 common shares

In January 2002, Advanced Funding sold its common shares to Ashley Martinez for $.001 per common share.

In May 2000, Richard Schreck, an officer paid cash of $.001 per common share.

Richard Schreck          20,000 common shares

In the second quarter of 2002, Capital Tech issued
20,000 common shares for consideration of $.001 per common share to Gary Rothwell.

All of the above issuances of common shares were made to sophisticated individuals pursuant to an exemption from registration under Sec. 4(2) of the Securities Act of 1933.

Item 27.   Exhibit Index.

(3)               Articles of Incorporation dated
                     March 28, 2000 incorporated
                     by reference to Form SB-2
(3.1)             Bylaws incorporated by
                     reference to Form SB-2
(4)               Specimen certificate for common
                     stock
 (5)               Consent and Opinion of Jody M.
                     Walker regarding legality of
                     securities registered under
                     this Registration Statement
                     and to the references to
                     such attorney in the
                     prospectus filed as part of
                     this Registration Statement

(23)              Consent of James E. Scheifley &
                     Associates, Inc.

Item 28.   Undertaking.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section
10(a)(3) of the
Securities Act of 1933;

 (ii) To reflect in the prospectus any facts or
events which, individually or together, represent a
fundamental change in the information in the
registration statement.   Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we shall treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


              Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Denver, Colorado, as of the 7th of October, 2002.

Capital Tech, Inc.


By  /s/ Richard Schreck
    ------------------------
    Richard Schreck
    President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated and each of the undersigned persons, in any capacity, hereby severally constitutes a majority of the Board of Directors.

Signature                          Title                    Date
---------                         ------                    -----
/s/ Richard Schreck
----------------------     CEO, CFO, Controller        October 7, 2002
Richard Schreck                and Director

/s/ Gary Rothwell
----------------------    Secretary/Vice President     October 7, 2002
Gary Rothwell                  and Director